UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51072

Oregon	93-0856709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9100 S.W. Gemini Drive Beaverton, Oregon	97008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 601-1000

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 1, 2013, Cascade Microtech, Inc. (the “Company”) acquired all of the outstanding shares of ATT Advanced Temperature Test Systems GmbH (“ATT”) pursuant to an agreement (the “Purchase Agreement”) with ATT Holding GmbH, a limited liability company incorporated in Germany, and ATT. The purchase price for ATT included cash of approximately 9.2 million euro, or approximately $12.4 million (net of cash acquired of approximately 0.4 million euro), and approximately 1.6 million shares of the Company’s common stock valued at $14.5 million. Approximately 8.8 million euro was paid at closing with an additional 0.8 million euro to be paid over 24 months. The purchase price is subject to adjustments for working capital and any claims related to representations and warranties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto. The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties thereto. In particular, the assertions embodied in ATT’s and the Company’s representations and warranties in the Purchase Agreement are qualified by information in the disclosure schedules provided by the parties to the Purchase Agreement in connection with the signing of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. Accordingly, investors and securityholders should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets

See information provided in Item 1.01 above.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above for information regarding additional consideration to be paid for the acquisition of ATT.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above for information regarding unregistered shares of equity securities, which included 1,608,387 shares of Company common stock. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure

On October 2, 2013, the Company issued a press release announcing the acquisition of ATT. A copy of the press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

It is impracticable to provide the financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required financial statements will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Information

It is impracticable to provide the pro forma financial information required under this Item as of the date this Current Report on Form 8-K must be filed. The required pro forma financial information will be filed as an amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

The following exhibits are filed or furnished herewith and this list is intended to constitute the exhibit index:

2.1*	Agreement on the Sale and Transfer of All of the Shares in ATT Advance Temperature Test Systems GmbH dated October 1, 2013.

99.1	Press Release issued by Cascade Microtech, Inc. dated October 2, 2013.

*	Schedules and certain exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish to the Securities and Exchange Commission (the “Commission”) copies of the omitted schedules and exhibits upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2013	CASCADE MICROTECH, INC.
(Registrant)

	By:	/s/ JEFF KILLIAN
Jeff Killian
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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